EXHIBIT (e)

                             UNDERWRITING AGREEMENT


         THIS AGREEMENT is made as of May 1, 2003 by and between PROFESSIONAL FUNDS DISTRIBUTOR, LLC, a Delaware limited liability company ("PFD"), and THE ARMADA ADVANTAGE FUND, a Massachusetts business trust (the "Fund").

                              W I T N E S S E T H:

         WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and is currently offering units of beneficial interest (such units of all series are hereinafter called the "Shares"), representing interests in investment portfolios of the Fund identified on Exhibit A hereto (the "Portfolios") which are registered with the Securities and Exchange Commission (the "SEC") pursuant to the Fund's Registration Statement on Form N-1A (the "Registration Statement"); and

         WHEREAS, the Fund wishes to retain PFD to serve as distributor for the Portfolios to provide for the sale and distribution of the Shares of the Portfolios identified on Exhibit A and for such additional classes or series as the Fund may issue, and PFD wishes to furnish such services.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       DEFINITIONS.  AS USED IN THIS AGREEMENT:
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         (a)      "1933 Act" means the Securities  Act of 1933, as amended.
         (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.
         (c) "Authorized Person" means any officer of the Fund and any other person duly authorized by the Fund's Board of Directors or Trustees to give Oral Instructions and Written Instructions on behalf of the Fund. An Authorized Person's scope of

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                  authority may be limited by setting forth such limitation in a written document signed by both parties hereto.
         (d)      "NASD" means the National  Association of Securities  Dealers,
                  Inc.
         (e) "Oral Instructions" mean oral instructions received by PFD from an Authorized Person or from a person reasonably believed by PFD to be an Authorized Person. PFD may, in its sole discretion in each separate instance, consider and rely upon
                  instructions  it  receives  from  an  Authorized   Person  via
                  electronic mail as Oral Instructions.
         (f) "Registration Statement" means any Registration Statement and any Prospectus and any Statement of Additional Information relating to the Fund filed with the SEC and any amendments or supplements thereto at any time filed with the SEC.
         (g)      "Securities Laws" mean the 1933 Act, the 1934 Act, and the
                  1940 Act.
         (h) "Written Instructions" mean (i) written instructions signed by an Authorized Person and received by PFD or (ii) trade instructions transmitted (and received by PFD) by means of an
                  electronic   transaction  reporting  system  access  to  which
                  requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.
     2. APPOINTMENT. The Fund hereby appoints PFD to serve as the distributor of its Shares in accordance with the terms set forth in this Agreement. PFD accepts such appointment and agrees to furnish such services. The Fund understands that PFD is now, and may in the future be, the distributor of the shares of several investment companies or series (collectively,
        the  "Investment   Entities"),   including  Investment  Entities  having
        investment objectives similar to those of the Fund. The Fund further understands that investors and potential investors in the Fund may invest in shares of such other Investment Entities. The Fund agrees that PFD's duties to such Investment Entities shall not be deemed in conflict with its duties to the Fund under this Agreement.
3. DELIVERY OF DOCUMENTS.
         (a) The Fund will provide PFD upon request with the following:

                  (i) Certified or authenticated copies of the resolutions of the Fund's Board of Trustees approving the appointment of PFD to provide underwriting services to the Fund and approving this Agreement;

                  (ii)     A  copy  of  the   Fund's   most   recent   effective
                           Registration Statement;

                  (iii)    Copies  of  any   distribution   and/or   shareholder
                           servicing plans and agreements made in respect of the Fund or a Portfolio;

                  (iv) A copy of the Fund's organizational documents, as filed with the state in which the Fund is organized;

                  (v)      Audited annual  statements and unaudited  semi-annual
                           statements  of  a  Portfolio's   books  and  accounts
                           prepared by the Fund;

                  (vi) Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing; and

                  (vii)    Such  other   additional   information   as  PFD  may
                           reasonably request.

         (b) The Fund agrees to advise PFD as soon as reasonably practical by a notice in writing delivered to PFD:

                  (i)      of any request by the  SEC  for  amendments  to  the
                           Registration   Statement, Prospectus or Statement of
                           Additional Information then in effect or for additional information;

                  (ii) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, Prospectus or Statement of Additional Information then in effect or the initiation by service of process on the Fund of any proceeding for that purpose;

                  (iii) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement, Prospectus or Statement of Additional Information then in effect or that requires the making of a change in such Registration Statement, Prospectus or Statement of Additional Information in order to make the statements therein not misleading; and
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                  (iv)     of  all  actions  of  the  SEC  with  respect  to any
                           amendments to any Registration Statement, Prospectus or Statement of Additional Information which may from time to time be filed with the SEC.

                  For purposes of this paragraph, informal requests by or acts of the staff of the SEC shall not be deemed actions of or requests by the SEC.

4. COMPLIANCE WITH RULES AND REGULATIONS. PFD undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFD hereunder. Except as specifically set forth herein, PFD assumes no responsibility for such compliance by the Fund or any other entity.

5.       INSTRUCTIONS.
         (a)      Unless  otherwise  provided in this  Agreement,  PFD shall act only upon Oral Instructions or Written Instructions.
         (b)      PFD shall be  entitled  to rely upon any Oral  Instruction  or
                  Written Instruction it receives from an Authorized Person (or from a person reasonably believed by PFD to be an Authorized Person) pursuant to this Agreement. PFD may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Directors or Trustees or of the Fund's shareholders, unless and until PFD receives Written Instructions to the contrary.
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         (c)      The  Fund  agrees  to  forward  to PFD  Written  Instructions confirming Oral Instructions so that PFD receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFD or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFD's ability to rely upon such Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFD shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFD's actions comply with the other provisions of this Agreement.

6.       RIGHT TO RECEIVE ADVICE.
         (a) Advice of the Fund. If PFD is in doubt as to any action it should or should not take, PFD may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.
         (b) Advice of Counsel. If PFD shall be in doubt as to any question of law pertaining to any action it should or should not take, PFD may request advice at its own cost (unless, given the matter in question, the parties agree that such cost should properly be borne by the Fund) from counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser or PFD, at the option of PFD).
         (c)      Conflicting  Advice.  In  the  event  of  a  conflict  between
                  directions   or  advice  or  Oral   Instructions   or  Written
                  Instructions PFD receives from the Fund, and the advice it receives from counsel, PFD may rely upon and follow the advice of counsel. In the event PFD so relies on the advice of counsel, it shall be responsible for any action or omission on its part in carrying out such advice which constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFD of any duties, obligations or responsibilities set forth in this Agreement.
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                  (d)  Protection of PFD. PFD shall not be liable for any action it  takes  or does not take in  reliance  upon  directions  or
                  advice  or  Oral  Instructions  or  Written   Instructions  it
                  receives from the Fund or from counsel and which PFD believes, in good faith, to be consistent with those directions or advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFD (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFD's properly taking or not taking such action. Nothing in this subsection shall excuse PFD when an action or omission on its
                  part  in   carrying   out  such   directions,   advice,   Oral
                  Instructions  or  Written  Instructions   constitutes  willful
                  misfeasance, bad faith, negligence or reckless disregard by PFD of any duties, obligations or responsibilities set forth in this Agreement.

7. RECORDS; VISITS. The books and records pertaining to the Fund, which are in the possession or under the control of PFD, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFD's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFD to the Fund or to an Authorized Person, at the Fund's expense.

8.   CONFIDENTIALITY.
                    (a)  Each party  shall  keep  confidential  any  information relating to the other party's  business  ("Confidential
                         Information").  Confidential  Information shall include
                         (a) any  data  or  information  that  is  competitively
                         sensitive  material,  and not  generally  known  to the
                         public,  including,  but not  limited  to,  information
                         about product plans,  marketing  strategies,  finances,
                         operations, customer relationships,  customer profiles,
                         customer lists,  sales  estimates,  business plans, and
                         internal  performance  results  relating  to the  past,
                         present or future  business  activities  of the Fund or
                         PFD,  their  respective   subsidiaries  and  affiliated
                         companies and the  customers,  clients and suppliers of
                         any  of  them;   (b)  any   scientific   or   technical
                         information,  design, process,  procedure,  formula, or
                         improvement that is commercially valuable and secret in
                         the sense that its confidentiality  affords the Fund or
                         PFD a competitive  advantage over its competitors;  (c)
                         all     confidential    or    proprietary     concepts,
                         documentation, reports, data, specifications,  computer
                         software,   source  code,  object  code,  flow  charts,
                         databases,  inventions,  know-how,  and trade  secrets,
                         whether or not  patentable  or  copyrightable;  and (d)
                         anything  designated as  confidential.  Notwithstanding
                         the foregoing, information shall not be subject to such
                         confidentiality obligations if it: (a) is already known
                         to the receiving party at the time it is obtained;  (b)
                         is or becomes  publicly  known or available  through no
                         wrongful act of the receiving  party; (c) is rightfully
                         received  from a third  party  who,  to the best of the
                         receiving  party's  knowledge,  is not  under a duty of
                         confidentiality; (d) is released by the protected party
                         to a third party without  restriction;  (e) is required
                         to be disclosed by the  receiving  party  pursuant to a
                         requirement of a court order, subpoena, governmental or
                         regulatory  agency or law (provided the receiving party
                         will  provide  the other party  written  notice of such
                         requirement,  to the extent such notice is  permitted);
                         (f) is relevant to the defense of any claim or cause of
                         action asserted against the receiving party; or (g) has
                         been or is  independently  developed or obtained by the
                         receiving party.
                    (b)  Notwithstanding  any provision  herein to the contrary, each party hereto  agrees that any  Nonpublic  Personal
                         Information,  as  defined  under  Section  248.3(t)  of
                         Regulation S-P ("Regulation  S-P"),  promulgated  under
                         the Gramm-Leach-Bliley Act (the "Act"),  disclosed by a
                         party   hereunder  is  for  the  specific   purpose  of
                         permitting  the other party to perform the services set
                         forth in this  Agreement.  Each party agrees that, with
                         respect  to  such  information,  it  will  comply  with
                         Regulation  S-P  and the  Act  and  that  it  will  not
                         disclose any Nonpublic Personal Information received in
                         connection  with this  Agreement  to any  other  party,
                         except  to the  extent  as  necessary  to carry out the
                         services  set forth in this  Agreement  or as otherwise
                         permitted by Regulation S-P or the Act.
9. COMPENSATION.   PFD  shall  be   entitled    to    such    compensation as is
               provided for in the current prospectuses and statements of additional information for the Portfolios. PFD shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred on behalf of the Fund, and which are the obligation of the Fund under this Agreement, and are incurred by PFD in connection with the implementation of this Agreement. The Fund acknowledges that PFD may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement.
10.  INDEMNIFICATION.
                    (a)  The Fund agrees to indemnify  and hold harmless PFD and its  affiliates  from  all  taxes,  charges,  expenses,
                         assessments, claims and liabilities (including, without
                         limitation,     reasonable    attorneys'    fees    and
                         disbursements   and   liabilities   arising  under  the
                         Securities  Laws and any state and  foreign  securities
                         and blue sky laws) arising  directly or indirectly from
                         any  action  or  omission  to act  which  PFD  takes in
                         connection  with the provision of services to the Fund.
                         Neither  PFD,  nor  any of  its  affiliates,  shall  be
                         indemnified  against  any  liability  (or any  expenses
                         incident  to such  liability)  caused  by  PFD's or its
                         affiliates'   own  willful   misfeasance,   bad  faith,
                         negligence  or  reckless  disregard  of its  duties and
                         obligations under this Agreement.
                    (b)  The Fund agrees to indemnify and hold harmless PFD, its officers,  directors, and employees, and any person who
                         controls  PFD within  the  meaning of Section 15 of the
                         1933 Act from and against  any and all  claims,  costs,
                         expenses   (including   reasonable   attorneys'  fees),
                         losses, damages,  charges,  payments and liabilities of
                         any sort or kind which PFD,  its  officers,  directors,
                         employees  or any such  controlling  person  may  incur
                         under the 1933 Act, under any other statute,  at common
                         law or otherwise, arising out of or based upon: (i) any
                         untrue  statement,  or alleged untrue  statement,  of a
                         material  fact  contained  in the  Fund's  Registration
                         Statement,    Prospectus,   Statement   of   Additional
                         Information,  or sales literature (including amendments
                         and  supplements  thereto),  or (ii) any  omission,  or
                         alleged omission,  to state a material fact required to
                         be  stated  in  the  Fund's   Registration   Statement,
                         Prospectus,  Statement  of  Additional  Information  or
                         sales literature  (including  amendments or supplements
                         thereto),  necessary to make the statements therein not
                         misleading,  except  insofar  as such  losses,  claims,
                         costs,  damages,  charges,  payments,   liabilities  or
                         expenses arise out of or are based upon any such untrue
                         statement  or omission or alleged  untrue  statement or
                         omission  made in  reliance on and in  conformity  with
                         information  furnished  to  the  Fund  by  PFD  or  its
                         affiliated  persons for use in the Fund's  Registration
                         Statement,   Prospectus,  or  Statement  of  Additional
                         Information or sales literature  (including  amendments
                         or supplements  thereto), or by reason of PFD's willful
                         misfeasance, bad faith or negligence in the performance
                         of PFD's duties  hereunder.  The Fund  acknowledges and
                         agrees  that in the event that PFD,  at the  request of
                         the  Fund,   is   required   to  give   indemnification
                         comparable  to that set forth in this  paragraph to any
                         broker-dealer  selling  Shares of the Fund or servicing
                         agent  servicing the  shareholders of the Fund and such
                         broker-dealer or servicing agent shall make a claim for
                         indemnification  against  PFD, PFD shall make a similar
                         claim for indemnification against the Fund.
                    (c)  PFD agrees to indemnify and hold harmless the Fund, its officers and board members and each person, if any, who
                         controls a  Portfolio  within the meaning of Section 15
                         of the  1933 Act  against  any and all  claims,  costs,
                         expenses   (including   reasonable   attorneys'  fees),
                         losses, damages,  charges,  payments and liabilities of
                         any sort or kind which the Fund,  its  officers,  board
                         members or any such controlling  person may incur under
                         the 1933 Act, under any other statute, at common law or
                         otherwise,  but only to the extent that such  liability
                         or expense  incurred by the Fund, its officers or Board
                         Members,  or any controlling person resulting from such
                         claims or demands arose out of the  acquisition  of any
                         Shares by any person which may be based upon any untrue
                         statement,  or alleged untrue statement,  of a material
                         fact  contained in the Fund's  Registration  Statement,
                         Prospectus  or  Statement  of  Additional   Information
                         (including  amendments and supplements thereto), or any
                         omission, or alleged omission, to state a material fact
                         required to be stated  therein or necessary to make the
                         statements therein not misleading, if such statement or
                         omission   was  made  in  reliance   upon   information
                         furnished or confirmed in writing to the Fund by PFD or
                         its affiliated persons (as defined in the 1940 Act), or
                         by reason of PFD's  willful  misfeasance,  bad faith or
                         negligence   in  the   performance   of  PFD's   duties
                         hereunder.  The  foregoing  rights  of  indemnification
                         shall be in addition  to any other  rights to which the
                         Fund or any  such  person  shall  be  entitled  to as a
                         matter of law.
                    (d)  In  any   case  in  which   one   party   hereto   (the
                         "Indemnifying Party") may be asked to indemnify or hold
                         the  other  party  hereto  (the  "Indemnified   Party")
                         harmless,   the  Indemnified   Party  will  notify  the
                         Indemnifying   Party  promptly  after  identifying  any
                         situation which it believes  presents or appears likely
                         to   present   a   claim   for    indemnification   (an
                         "Indemnification   Claim")  against  the   Indemnifying
                         Party,  although the failure to do so shall not prevent
                         recovery by the Indemnified  Party,  and shall keep the
                         Indemnifying   Party   advised   with  respect  to  all
                         developments    concerning    such    situation.    The
                         Indemnifying  Party shall have the option to defend the
                         Indemnified  Party  against any  Indemnification  Claim
                         which may be the subject of this indemnification,  and,
                         in the event  that the  Indemnifying  Party so  elects,
                         such defense  shall be  conducted by counsel  chosen by
                         the   Indemnifying   Party  and   satisfactory  to  the
                         Indemnified Party, and thereupon the Indemnifying Party
                         shall take over complete defense of the Indemnification
                         Claim  and  the  Indemnified  Party  shall  sustain  no
                         further  legal or other  expenses  in  respect  of such
                         Indemnification   Claim.   In  the   event   that   the
                         Indemnifying Party does not elect to assume the defense
                         of any  such  suit,  or in case the  Indemnified  Party
                         reasonably  does not  approve of counsel  chosen by the
                         Indemnifying  Party,  or in case there is a conflict of
                         interest   between  the   Indemnifying   Party  or  the
                         Indemnified   Party,   the   Indemnifying   Party  will
                         reimburse  the  Indemnified  Party  for  the  fees  and
                         expenses  of any counsel  retained  by the  Indemnified
                         Party.  The Fund  agrees  promptly to notify PFD of the
                         commencement  of any litigation or proceedings  against
                         the  Fund  or any  of  its  officers  or  directors  in
                         connection  with the issue and sale of any Shares.  The
                         Indemnified Party will not confess any  Indemnification
                         Claim or make any  compromise  in any case in which the
                         Indemnifying   Party   will   be   asked   to   provide
                         indemnification,  except with the Indemnifying  Party's
                         prior written consent.
11. RESPONSIBILITY OF PFD.
                    (a)  PFD shall be under no duty to take any action hereunder on behalf of the Fund except as specifically  set forth
                         herein or as may be  specifically  agreed to by PFD and
                         the Fund in a written  amendment  hereto.  PFD shall be
                         obligated  to  exercise   care  and  diligence  in  the
                         performance of its duties  hereunder and to act in good
                         faith in  performing  services  provided for under this
                         Agreement.  PFD  shall be liable  only for any  damages
                         arising  out of PFD's  failure  to  perform  its duties
                         under this  Agreement to the extent such damages  arise
                         out of PFD's willful misfeasance, bad faith, negligence
                         or reckless disregard of such duties.
                    (b)  Without  limiting the generality of the foregoing or of any other  provision of this  Agreement,  (i) PFD shall
                         not be liable for losses beyond its control, including,
                         without  limitation,  delays  or errors or loss of data
                         occurring  by  reason  of  circumstances  beyond  PFD's
                         control, provided that PFD has acted in accordance with
                         the standard set forth in Section 11(a) above; and (ii)
                         PFD  shall  not be  under  any  duty or  obligation  to
                         inquire  into and shall not be liable for the  validity
                         or  invalidity or authority or lack thereof of any Oral
                         Instruction  or  Written  Instruction,  notice or other
                         instrument    which    conforms   to   the   applicable
                         requirements   of  this   Agreement,   and   which  PFD
                         reasonably believes to be genuine.
                    (c)  Notwithstanding  anything  in  this  Agreement  to  the contrary,  neither  PFD nor  its  affiliates  shall  be
                         liable  for  any  consequential,  special  or  indirect
                         losses or  damages,  whether or not the  likelihood  of
                         such  losses  or  damages  was  known  by  PFD  or  its
                         affiliates.
                    (d)  Any  claims  (including  the  filing  of a suit or,  if applicable,  commencement  of arbitration  proceedings)
                         must be asserted by the Fund  against PFD or any of its
                         affiliates within 24 months after the Fund became aware
                         of the  claim or the Board of  Trustees  of the Fund is
                         informed of specific  facts that should have alerted it
                         that a basis for such a claim might exist.
                    (e)  Each party  shall have a duty to  mitigate  damages for which the other party may become responsible.
12.   DUTIES  AND OBLIGATIONS OF THE FUND.
                    (a)  The  Fund  represents  to  PFD  that  all  Registration
                         Statements and Prospectuses  filed by the Fund with the
                         SEC under the 1933 Act with  respect to the Shares have
                         been prepared in conformity  with the  requirements  of
                         the 1933 Act and the rules and  regulations  of the SEC
                         thereunder.  Except as to  information  included in the
                         Registration  Statement  in reliance  upon  information
                         provided  to the  Fund by PFD or any  affiliate  of PFD
                         expressly for use in the  Registration  Statement,  the
                         Fund   represents   and   warrants   to  PFD  that  any
                         Registration   Statement,    when   such   Registration
                         Statement becomes  effective,  will contain  statements
                         required to be stated  therein in  conformity  with the
                         1933 Act and the rules and regulations of the SEC; that
                         all   statements   of  fact   contained   in  any  such
                         Registration  Statement  will be true and correct  when
                         such Registration Statement becomes effective; and that
                         no  Registration   Statement  when  such   Registration
                         Statement  becomes  effective  will  include  an untrue
                         statement  of a  material  fact  or  omit  to  state  a
                         material  fact   required  to  be  stated   therein  or
                         necessary to make the statements therein not misleading
                         to a purchaser of the Shares.  PFD may but shall not be
                         obligated to propose  from time to time such  amendment
                         or  amendments to any  Registration  Statement and such
                         supplement or  supplements to any Prospectus as, in the
                         light of future  developments,  may,  in the opinion of
                         the PFD's counsel, be necessary or advisable. PFD shall
                         promptly  notify the Fund of any advice  given to it by
                         its counsel  regarding the necessity or advisability of
                         amending or supplementing such Registration  Statement.
                         If the Fund  shall  not  undertake  to  implement  such
                         amendment   or   amendments    and/or   supplement   or
                         supplements  within  fifteen days after  receipt by the
                         Fund of a written  request  from PFD to do so, PFD may,
                         at its option, terminate this Agreement,  except in the
                         case where  counsel  to the Fund has  opined  that such
                         amendment   and/or   supplement  is  not  required  for
                         compliance with the Securities Laws. The Fund shall not
                         file any  amendment  to any  Registration  Statement or
                         supplement  to  any   Prospectus   without  giving  PFD
                         reasonable   notice   thereof  in  advance;   provided,
                         however, that nothing contained in this Agreement shall
                         in any way limit the  Fund's  right to file at any time
                         such amendments to any Registration  Statements  and/or
                         supplements to any Prospectus,  of whatever  character,
                         as the Fund may deem advisable, such right being in all
                         respects   absolute   and   unconditional.   The   Fund
                         authorizes  PFD to use any  Prospectus  or Statement of
                         Additional  Information in the form furnished from time
                         to time in connection with the sale of the Shares.
                    (b)  The Fund  represents  and warrants to PFD that the Fund is a series  investment  company  registered  under the
                         1940 Act and the Shares sold by each Portfolio are, and
                         will be, registered under the 1933 Act.
                    (c)  The net asset value of the Shares  shall be  determined in the manner  provided in the then current  Prospectus
                         and Statement of Additional Information relating to the
                         Shares,  and when determined shall be applicable to all
                         transactions  as  provided in the  Prospectus.  The net
                         asset value of the Shares  shall be  calculated  by the
                         Fund or by  another  entity on behalf of the Fund.  PFD
                         shall have no duty to inquire into,  or liability  for,
                         the  accuracy  of the net  asset  value  per  Share  as
                         calculated.
                    (d)  Whenever in its  judgment  such action is  warranted by unusual  market,  economic or political  conditions  or
                         abnormal  circumstances  of  any  kind,  the  Fund  may
                         decline to accept any orders for, or make any sales of,
                         the  Shares  until  such  time  as the  Fund  deems  it
                         advisable to accept such orders and to make such sales,
                         and   the   Fund   advises   PFD   promptly   of   such
                         determination.
                    (e)  The Fund agrees to execute any and all documents and to furnish any and all  information  and otherwise to take
                         all  actions  that  may  be  reasonably   necessary  in
                         connection  with the  qualification  of the  Shares for
                         sale in such  states  as PFD may  designate.  The  Fund
                         shall  notify PFD in writing of the states in which the
                         Shares  may be sold and shall  notify PFD in writing of
                         any  changes  to  the  information   contained  in  the
                         previous notification.
13. DUTIES AND OBLIGATIONS OF PFD.
                    (a)  PFD will act on behalf of the Fund for the distribution of the  Shares  covered by the  Registration  Statement
                         under  the  1933  Act  and  provide  the   distribution
                         services outlined below and as follows:
                         (i)  preparation  and  execution  of sales or servicing
                              agreements,
                         (ii)  preparation  of quarterly  reports to the Board,
                         (iii) sales literature submission to the NASD,
                         (iv)  facilitate   financing  of  sales commissions for
                               applicable Share classes,
                         (v)   establishing and maintaining numbers on NSCC,
                         (vi)  establishing and removing CUSIPS on NSCC,
                         (vii) processing of 12b-1 payments, and
                         (viii)such  other   duties  as  are  or  may  become
                               considered  to be  customary  duties  of an
                               investment company's principal underwriter.
                    (b)  PFD agrees to use efforts  deemed  appropriate  by PFD to  solicit  orders for the sale of the Shares and will
                         undertake such advertising and promotion as it believes
                         reasonable in connection with such solicitation. To the
                         extent that PFD receives fees under any plan adopted by
                         the Fund pursuant to Rule 12b-1 under the 1940 Act, PFD
                         agrees to furnish and/or enter into arrangements  with,
                         and to  compensate  from  such  fees,  others  for  the
                         furnishing of marketing or sales  services with respect
                         to the Shares as may be required pursuant to such plan.
                         To the extent that PFD  receives  shareholder  services
                         fees under any shareholder services plan adopted by the
                         Fund,   PFD  agrees  to  furnish   and/or   enter  into
                         arrangements  with,  and to compensate  from such fees,
                         others for the  furnishing of personal  and/or  account
                         maintenance  services  with  respect  to  the  relevant
                         shareholders of the Fund as may be required pursuant to
                         such plan. It is contemplated  that PFD will enter into
                         sales or servicing  agreements with securities dealers,
                         financial     institutions     and    other    industry
                         professionals, such as investment advisers, accountants
                         and estate planning firms. PFD will require each dealer
                         with whom PFD has a selling agreement to conform to the
                         applicable  provisions of the Prospectus,  with respect
                         to the public  offering  price of the  Shares,  and PFD
                         shall not cause the Fund to  withhold  the  placing  of
                         purchase orders so as to make a profit thereby.
               (c) PFD shall not utilize any materials in connection with the sale or offering of Shares except the Fund's Prospectus and Statement of Additional Information and such other materials as the Fund shall provide or approve. The Fund agrees to furnish PFD with sufficient copies of any and all agreements, plans, communications with the public or other materials which the Fund intends to use in connection any sales of Shares, in adequate time for PFD to file and clear such materials with the proper authorities before they are put in use. PFD and the Fund may agree that any such material does not need to be filed subsequent to distribution. In addition, the Fund agrees not to use any such materials until so filed and cleared for use, if required, by appropriate authorities as well as by PFD.
               (d) PFD will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Fund. PFD will have no liability for payment for the purchase of Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.
               (e) No Shares shall be offered by either PFD or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current Prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph shall in any way restrict or have any application to or bearing upon the Fund's obligation to redeem Shares tendered for redemption by any shareholder in accordance with the provisions of the Fund's Registration Statement, Declaration of Trust, or Code of Regulations.
14.  DURATION  AND  TERMINATION.  This Agreement  shall become  effective on the date first written above and, unless sooner terminated as provided herein, shall continue for an initial two-year term and thereafter shall be renewed for successive one-year terms, provided such continuance is specifically approved at least annually by (i) the Fund's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the board members who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on at least sixty days' written notice, by the Fund's Board of Trustees, by vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Fund, or by PFD. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder). In the event the Fund gives notice of termination, all expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor transfer agent or other service provider, and all trailing expenses incurred by PFD, will be borne by the Fund.
15.  NOTICES.  Notices  shall be addressed  (a) if to PFD, at 760 Moore  Road,
               King  of  Prussia,   Pennsylvania 19406,   Attention:
               President; (b) if to the Fund, at National City Bank, 1900 East Ninth Street, 22nd Floor, Cleveland, Ohio 44114, Attn: Kathleen Barr, with a copy to W. Bruce McConnel, III, Esquire, Drinker Biddle & Reath LLP, One Logan Square, 18th and Cherry Streets, Philadelphia, Pennsylvania 19103-6996, or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.
16. AMENDMENTS.  This  Agreement,  or  any term   thereof,  may be  changed  or
               waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.
17. COUNTERPARTS.  This Agreement may be executed in  two or more  counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
18. FURTHER ACTIONS. Each  party  agrees    to  perform  such  further  acts and
               execute such further documents as are necessary to effectuate the purposes hereof.
19. MISCELLANEOUS.
               (a) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties.
               (b) No Changes that Materially Affect Obligations. Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its Registration Statement or adopt any policies which would affect materially the obligations or responsibilities of PFD hereunder without the prior written approval of PFD, which approval shall not be unreasonably withheld or delayed.
               (c) Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
               (d) Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.
               (e) Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
               (f) No Representations or Warranties. Except as expressly provided in this Agreement, PFD hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFD disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.
               (g) Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.
               (h) Sarbanes-Oxley Certifications. PFD acknowledges that it may from time to time provide certain information that is necessary to complete a report or other filing that is required to be certified by certain of the Fund's officers pursuant to Section 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Act") and rules and regulations promulgated from time to time thereunder (each such report or other filing, a "Certified Report"). PFD agrees that any information PFD provides that is necessary to complete a Certified Report, to its knowledge, will be true and complete when given. PFD further agrees that any written representation or certification it provides to the Fund and/or the officers of the Fund in support of a certification by them to the SEC pursuant to the Act and/or any rules and regulations issued from time to time thereunder, to its knowledge, will be true and correct and complete when given. This covenant shall survive termination of this Agreement.
               (i) Business Trust. The name The Armada Advantage Fund and of any investment portfolio thereof, and any reference to the "Trustees" of The Armada Advantage Fund, refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Declaration of Trust which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of The Armada Advantage Funds entered into in its name, or on behalf of any of its investment portfolios, or on behalf thereof by any of the Trustees, representatives or agents, are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                             PROFESSIONAL FUNDS DISTRIBUTOR, LLC


                                             By:
                                             -----------------------------------

                                             Title:
                                             -----------------------------------




                                             THE ARMADA ADVANTAGE FUND


                                             By:
                                             -----------------------------------

                                             Title:
                                             -----------------------------------

                                    EXHIBIT A



         THIS EXHIBIT A, dated as of May 1, 2003, is Exhibit A to that certain Underwriting Agreement dated as of May 1, 2003, between Professional Funds Distributor, LLC and The Armada Advantage Fund.



                                   PORTFOLIOS


                           Armada Advantage Bond Fund
                      Armada Advantage Mid Cap Growth Fund
                     Armada Advantage Small Cap Growth Fund
                   Armada Advantage International Equity Fund
                       Armada Advantage Equity Growth Fund
                    Armada Advantage Balanced Allocation Fund